EXHIBIT 23.1

                              CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement of ActiVein, Inc. on Form S-1 whereby the Company plans to sell up to 5,000,000 shares of its common stock and the selling shareholders propose to sell up to 275,000 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be sold.


                                           Very truly yours,

                                           HART & TRINEN

                                           /s/ William T. Hart

                                           William T. Hart


Denver, Colorado
March 29, 2010